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                                                                     EXHIBIT 5.1

                                 July 7, 2000


Resonate Inc.
385 Moffett Park Drive
Sunnyvale, California 94089


Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Resonate Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), covering an underwritten public offering of up to 3,450,000 shares of Common Stock (the "Common Stock").

     In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, (ii) assumed that the Amended and Restated Certificate of Incorporation as set forth in Exhibit 3.1 to the Registration Statement, will have been duly approved and filed with the office of the Delaware Secretary of State and (iii) assumed that the shares of Common Stock will be sold by the Underwriters at a price established by the Pricing Committee of the Board of Directors of the Company.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be duly and validly issued, fully paid and nonassessable and that the issuance of the Common Stock will be duly authorized by all necessary corporate action.

     We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and any amendment thereto and to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto.


                           Very truly yours,

                           WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation

                           /s/ Wilson Sonsini Goodrich & Rosati